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                                                                    EXHIBIT 10.7

                                 April 2, 1999

Bruce Roberts
1191 Camino Vallecito
Lafayette, CA 94549

         RE:  EMPLOYMENT AGREEMENT

Dear Bruce:

         Pursuant to our recent discussions, this letter sets forth the terms of your employment with Salon Internet, Inc. (the "Company") as well as our understanding with respect to any termination of that employment relationship.

         1.   Position and Duties. You will be employed by the Company as its
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Senior Vice President of Sales, reporting to me. You accept employment with the
Company on the terms and conditions set forth in this Agreement, and you agree to devote your full business time, energy and skill to your duties at the Company. Your duties will include, but not be limited to, those duties normally performed by a Senior Vice President of Sales, as well as any other reasonable duties that may be assigned to you from time to time.

         2.   Term of Employment. Your employment with the Company will start on
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April 12, 1999, will be for no specified term, and may be terminated by you or the Company at any time, with or without cause, subject to the provisions of Paragraphs 4, 5, and 6 below.

         3.   Compensation. You will be compensated by the Company for your
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services as follows:

              (a)   Salary: You will be paid a monthly salary of $14,583.33,
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less applicable withholding, in accordance with the Company's normal payroll procedures. Your salary will be reviewed by [me/the Company's Board of Directors (the "Board")] from time to time (but no more frequently than annually), and may be subject to adjustment based upon various factors including, but not limited to, your performance and the Company's profitability. Any adjustment to your salary shall be in the sole discretion of [me/the Board].

              (b)   MBO Bonus: You will be eligible to receive annual bonuses
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of up to $50,000 based upon the Company's and your achievement of various financial and/or other goals established by you and me. The objectives that govern your bonus eligibility for the first year of your employment will be communicated to you in writing by me within 30 days following the start of your employment. At the end of your first year of employment, you will receive a bonus of at least $25,000; you will not have any guaranteed bonus component in subsequent years. To the extent earned (which requires that you be employed by the Company on the applicable anniversary of your start date), bonuses will be paid on the later of 30 days after (i) the applicable anniversary date, or (ii) the date on which the financial or other data
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Bruce Roberts
April 2, 1999
Page 2

necessary to determine your entitlement to the bonus becomes available. All MBO bonuses will be subject to applicable withholding.

              (c)   Benefits: You will have the right, on the same basis as
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other employees of the Company, to participate in and to receive benefits under any Company medical, disability or other group insurance plans, as well as under the Company's business expense reimbursement and other policies. You will accrue paid vacation in accordance with the Company's vacation policy at the rate of 15 days per year.

              (d)   Stock Options: Subject to the Board's approval, you will
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be granted the following options to purchase the Company's common stock under the Company's existing stock option plan at an exercise price equal to the fair market value of that stock on the option grant date.

                    (i)   Initial Option:  As soon as practical following your
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start date, you will be granted an option to purchase 175,000 shares of the
Company's common stock. Provided you remain employed by the Company, this option will vest over a four year period in accordance with the Company's stock option plan.

                    (ii)  Additional Option:  If you complete two years'
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employment with the Company and meet your MBO goals for the second year, which will be established by you and me, you will be granted an additional option to purchase the number of shares of Company common stock that is then equal to 10% of the number of shares subject to the Initial Option described above.

Each of the foregoing options shall be governed by and subject to the terms and conditions of the Company's existing stock option plan and standard form of stock option agreement, which you will be required to sign in connection with the issuance of each stock option. If you are terminated by the Company without cause, you will receive one year's accelerated vesting of any unvested portion of the stock option(s) previously granted to you under this Paragraph 3(d). Notwithstanding the previous sentence, if within two years following any Change of Control (as defined below), (A) your employment is terminated by the Company without cause, or (B) you resign from your employment for Good Reason (as defined below), any unvested portion of the stock option(s) previously granted to you under this Paragraph 3(d) shall immediately become fully vested.

         4.  Voluntary Termination. In the event that you voluntarily resign
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from your employment with the Company, or in the event that your employment terminates as a result of your death or disability (meaning that you are unable to perform your duties for any 90 days in any one year period as a result of a physical and/or mental impairment), you will be entitled to
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Bruce Roberts
April 2, 1999
Page 3

no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of your termination. You agree that if you voluntarily terminate your employment with the Company for any reason, you will provide the Company with sixty days' written notice of your resignation. The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept your resignation at an earlier date.

         5.   Other Termination. Your employment may be terminated by the
              -----------------
Company under the circumstances set forth below.

              (a)   Termination for Cause: If your employment is terminated by
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the Company for cause as defined below, you shall be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of your termination for cause.

         For purposes of this Agreement, a termination "for cause" occurs if you are terminated for any of the following reasons: (i) theft, dishonesty, misconduct or falsification of any employment or Company records; (ii) improper disclosure of the Company's confidential or proprietary information; (iii) your failure or inability to perform any assigned duties after written notice from the Company to you of, and a reasonable opportunity to cure, such failure or inability; or (iv) your conviction (including any plea of guilty or no contest) for any criminal act that impairs your ability to perform your duties under this Agreement.

              (b)   Termination Without Cause Within One Year: If your
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employment is terminated by the Company without cause (and not as a result of your death or disability) before your first anniversary, you will receive severance payments at your final base salary rate, less applicable withholding, until the earlier of (i) twelve months after the date of your termination without cause, or (ii) the date on which you first commence other employment. Severance payments will be made in accordance with the Company's normal payroll procedures. You will also receive one year's accelerated vesting of any unvested portion of the stock option(s) previously granted to you under Paragraph 3(d) as described in that paragraph.

              (c)   Termination Without Cause After One Year: If your
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employment is terminated by the Company without cause (and not as a result of your death or disability) on or after your first anniversary, you will receive severance payments at your final base salary rate, less applicable withholding, until the earlier of (i) six months after the date of your termination without cause, or (ii) the date on which you first commence other employment. Severance payments will be made in accordance with the Company's normal payroll procedures. You will also receive one year's accelerated vesting of any unvested portion of the stock option(s) previously granted to you under Paragraph 3(d) as described in that paragraph.
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Bruce Roberts
April 2, 1999
Page 4

         6.       Change of Control/Good Reason
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                  (a)   Termination Without Cause Following Change in Control:
                        -----------------------------------------------------
If your employment is terminated by the Company without cause or you resign from your employment for Good Reason (as defined below) and such termination without cause/resignation for Good Reasons occurs within two years following any Change in Control (as defined below), you shall be entitled to the severance payments described in Paragraph 5(c). In addition, any unvested portion of the stock option(s) previously granted to you under Paragraph 3(d) shall become fully vested as described in that paragraph. If your employment is terminated by the Company without cause either prior to, or more than two years after, any Change in Control, you shall receive only the compensation and benefits described in subparagraph 5(b) or (c), depending on the timing of your termination without cause. If you resign from your employment with the Company for Good Reason at any time prior to, or more than one year after, any Change in Control, you will not be entitled to any severance payments or severance benefits, including accelerated stock option vesting.

         For purposes of this Agreement, a "Change in Control" of the Company will be deemed to have occurred if:

                        (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; or

                        (ii) the Company (A) is party to a merger, consolidation or exchange of securities which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to hold at least 50% of the combined voting power of the voting securities of the Company, the surviving entity or a parent of the surviving entity outstanding immediately after such merger, consolidation or exchange, or
(B) sells or disposes of all or substantially all of the Company's assets (or any transaction having similar effect is consummated), or (C) the individuals constituting the Board immediately prior to such merger, consolidation, exchange, sale or disposition shall cease to constitute at least 50% of the Board, unless the election of each director who was not a director prior to such merger, consolidation, exchange, sale or disposition was approved by a vote of at least two-thirds of the directors then in office who were directors prior to such merger, consolidation, exchange, sale or disposition.
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Bruce Roberts
April 2, 1999
Page 5

         For purposes of this Agreement, "Good Reason" means any of the following conditions, which condition(s) remain(s) in effect 10 days after written notice to the Board from you of such condition(s):

               (i) any decrease in your base salary and/or a material decrease in any of your then-existing bonus plans or employee benefits;

               (ii) a material, adverse change in your title, authority, responsibilities or duties, as measured against your title, authority, responsibilities or duties immediately prior to such change; or

               (iii) the relocation of your work place for the Company to a location that is more than 75 miles from San Francisco.

         7.   Confidential and Proprietary Information. As a condition of your
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employment, you agree to sign the Company's standard form of employee confidentiality and assignment of inventions agreement.

         8.   Dispute Resolution. In the event of any dispute or claim relating
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to or arising out of your employment relationship with the Company, this
Agreement, or the termination of your employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination or age, disability or other discrimination), you and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in San Francisco County, California. The Company will pay the costs of the arbitration, and each party will bear its own attorneys' fees and expert and other witness fees incurred in the arbitration. You and the Company hereby knowingly and willingly waive your respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provision shall not apply to any claims for injunctive relief by you or the Company.

         9.   Assignment. In view of the personal nature of the services to be
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performed under this Agreement by you, you cannot assign or transfer any of your obligations under this Agreement.

         10.  Entire Agreement. This Agreement and the agreements referred to
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above constitute the entire agreement between you and the Company regarding the terms and conditions of your employment, and they supersede all prior negotiations, representations or agreements between you and the Company regarding your employment, whether written or oral.
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Bruce Roberts
April 2, 1999
Page 6


         11.   Modification. This Agreement may only be modified or amended by a
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supplemental written agreement signed by you and an authorized representative of the Company.

         12.   Interpretation. This Agreement will be governed by and
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interpreted in accordance with the laws of the State of California.

         This offer of employment will expire at 5:00 p.m. on April 5, 1999, if you do not accept it prior to that time.

         Bruce, we look forward to working with you at Salon. Please sign and date this letter on the spaces provided below to acknowledge your acceptance of the terms of this Agreement.

                                                     Sincerely,

                                                     Salon Internet, Inc.


                                                     By: /s/ Michael O'Donnell
                                                         -----------------------
                                                             Michael O'Donnell




         I agree to and accept employment with Salon Internet, Inc. on the terms and conditions set forth in this Agreement.


         Date:  April 2, 1999                        /s/ Bruce Roberts
                                                     ---------------------------
                                                     Bruce Roberts